BDO Seidman, LLP                      330 Madison Avenue
Accountants and Consultants           New York, New York 10017
                                      Telephone:  (212) 885-8000
                                      Fax:  (212) 697-1299


September 4, 1996

Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form
8-K/A for the event that occured August 16, 1996, to be filed by our former client the Grove Real Estate Asset Trust. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO SEIDMAN, LLP

BDO SEIDMAN, LLP